UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2020

MSG NETWORKS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34434	27-0624498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Pennsylvania Plaza, New York, New York	10001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 465-6400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	MSGN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2020, Mr. Quentin F. Dolan, a director elected by the holders of Class B Common Stock, resigned as a director of MSG Networks Inc. (the “Company”). In addition, on June 1, 2020, the Board of Directors of the Company (the “Board”) approved an increase in the size of the Board from twelve to thirteen directors, effective as of that date, and designated the vacancy created by increasing the size of the Board to be a directorship to be held by a person selected by the holders of the Company’s Class A Common Stock. On June 1, 2020, Mr. Joseph M. Cohen and Mr. Aidan J. Dolan were each appointed as a director of the Company by the directors elected by the holders of the Company’s Class A Common Stock and Class B Common Stock, respectively, to fill the vacancies created by the foregoing. Mr. Cohen was also appointed as a member of the Audit Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSG NETWORKS INC. (Registrant)

By:	/s/ Mark C. Cresitello
Name:	Mark C. Cresitello
Title:	Secretary

Dated: June 1, 2020